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                                                                   Exhibit 99.1




                                FOR:MONRO MUFFLER BRAKE, INC.

                                CONTACT:   Robert Gross
                                           President and Chief Executive Officer
                                           (716) 647-6400

                                           Catherine D'Amico
                                           Senior Vice President - Finance
                                           Chief Financial Officer
                                           (716) 647-6400

                                           Investor Relations:
                                           Betsy BrodKeith Curtis
                                           Media Contact:
FOR IMMEDIATE RELEASE                      Jennifer Kirksey
---------------------                      Morgen-Walke Associates, Inc.
                                           (212) 850-5600


             MONRO MUFFLER BRAKE ANNOUNCES SHARE REPURCHASE PROGRAM

         ROCHESTER, N.Y. - DECEMBER 22, 1999 - MONRO MUFFLER BRAKE, INC. (NASDAQ: MNRO) announced today that it has received approval from its Board of Directors for a share repurchase program initially authorizing the Company to buy up to 300,000 shares of its common stock. Under the plan, the Company may purchase common stock from time to time in the open market. The amount and timing of any purchases will depend upon a number of factors, including the price and availability of the Company's shares and general market conditions. The shares of common stock will be kept as treasury shares and will be used for general corporate purposes.

         Robert Gross, President and Chief Executive Officer of Monro Muffler Brake, commented, "After assessing our valuation in the public market, the Company believes that a conservative share repurchase program is a good investment of the Company's capital. Our business today is on track and we believe the outlook for Monro remains bright as we continue to realize benefits from the Speedy acquisition, implement programs to drive sales performance and expand our products and services."

         Monro Muffler Brake operates a chain of stores providing automotive undercar repair services in the United States. The Company currently operates 512 stores and has 19 dealer locations in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina, Indiana, Rhode Island, Delaware and Michigan. Monro's stores provide a full range of services for brake systems, steering and suspension systems, exhaust systems and many vehicle maintenance services.

         Certain statements made above may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve uncertainties which may cause the Company's actual results in future periods to differ materially from those expressed. These uncertainties include, but are not necessarily limited to, uncertainties affecting retail generally (such as consumer confidence and demand for auto repair); risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates); dependence on, and competition within, the primary markets in which the Company's stores are located; the need for, and costs associated with, store renovations and other capital expenditures; and the risks described from time to time in the Company's SEC reports which include the report on Form 10K for the fiscal year ended March 31, 1999.
                                      # # #
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                  RESOLUTIONS APPROVED AT THE NOVEMBER 18, 1999

                        MEETING OF THE BOARD OF DIRECTORS

                  OF MONRO MUFFLER BRAKE, INC. (THE "COMPANY")

RESOLUTIONS AUTHORIZING STOCK REPURCHASE PROGRAM
------------------------------------------------

                  WHEREAS, the Board of Directors of Monro Muffler Brake, Inc. (the "Board") believes that it is in the best interest of the Company to repurchase up to 300,000 shares of common stock of the Company ("Company Stock") in open market transactions from time to time and such repurchased Common Stock to be kept as treasury shares of the Company and used for general corporate purposes (the "Stock Repurchase");

                  WHEREAS, the Board believes the amount and timing of any purchases of Company Stock under the Stock Repurchase should be made at the discretion of the proper officers of the Company based on relevant factors, including, but not limited to, the price and availability of the Company Stock and general market conditions; and

                  WHEREAS, the Company entered into a certain Credit Agreement, dated September 15, 1998, among the Company, The Chase Manhattan Bank, as agent, Fleet National Bank, as syndication agent and the lenders named therein, which prohibits the Company from making any repurchases of stock without the consent of a majority of such lenders ("Lenders' Consent");

                  RESOLVED, that subject to and effective upon the Lenders' Consent, the Stock Repurchase is hereby approved and adopted;

                  RESOLVED, that the officers of the Company hereby are, and each of them with full authority to act without the others hereby is, authorized and directed to procure the Lenders' Consent to the Stock Repurchase;

                  RESOLVED, that subject to and effective upon the Lenders' Consent, the officers of the Company hereby are, and each of them with full authority to act without the others hereby is, authorized with the advice of counsel to prepare and execute, in the name and on behalf of the Company, to procure all necessary signatures thereon, and to file with the Securities and Exchange Commission, a current report on Form 8-K, together with appropriate exhibits thereto (the "Form 8-K"), with the Securities and Exchange Commission; and the officers of the Company hereby are, and each of them with full authority to act without the others hereby is, authorized to prepare and execute, in the name and on behalf of the Company, any amendments to the Form 8-K as they or he or she, with advice of counsel, may deem necessary or desirable, to procure all necessary signatures thereon, and to file such amendments, together with appropriate exhibits thereto, with the Securities and Exchange Commission; and

                  RESOLVED, that, subject to and effective upon the Lenders' Consent, the officers of the Company hereby are, and each of them acting without the others hereby is, authorized, in the name and on behalf of the Company, to notify the National Association of Securities Dealers Automated Quotation System of the Stock Repurchase; and be it

                  FURTHER RESOLVED, that subject to and effective upon the Lenders' Consent, the officers of the Company hereby are, and each of them with full authority to act without the others hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents, in the name and on behalf of the Company and under its corporate seal or otherwise, and to pay such fees and expenses as in their or his or her judgment shall be necessary, proper or advisable in order fully to implement the Stock Repurchase and to carry out the intent and to accomplish the purposes of the foregoing resolutions, and the execution by any of such officers of any of such instruments or documents, or the doing by any of them of any act in connection with the foregoing matters, shall conclusively establish their or his or her authority therefor from the Company of the instruments and documents so executed and the actions so taken.